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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-63926 on Form S-4, Registration Statement Nos. 333-72903 and 333-93893 on Form S-8, and Registration Statement No. 333-21692 on Form S-3 of Salton, Inc., of our report dated September 15, 2004 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets"), appearing in this Annual Report on Form 10-K/A of Salton, Inc. for the year ended July 3, 2004.



October 15, 2004